UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2026

Spruce Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39594	81-2154263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 740
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415-343-5986

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPRB	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2026, Spruce Biosciences, Inc. (the “Company”) entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”). Under the Sales Agreement, the Company may offer and sell, from time to time, through Jefferies as its sales agent and/or principal, shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering amount not exceeding the Maximum Program Amount, as such term is defined in the Sales Agreement. The Sales Agreement replaces the prior Open Market Sale AgreementSM, dated February 25, 2022, by and between the Company and Jefferies (the “Prior Sales Agreement’), which was terminated as of March 9, 2026 pursuant to the terms of the Sales Agreement.

The Company is not obligated to sell any Shares under the Sales Agreement. Upon delivery of an issuance notice and subject to the terms and conditions of the Sales Agreement, Jefferies will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may specify, subject to certain limitations. Under the Sales Agreement, Jefferies may sell Shares in negotiated transactions, including block trades or block sales, or by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made through the Nasdaq Capital Market or on any other existing trading market for the Common Stock, or by any other method permitted by law. The Company will pay Jefferies a commission of up to 3.0% of the gross sales proceeds of any Shares sold through Jefferies under the Sales Agreement. The Company has also provided Jefferies with customary indemnification and contribution rights. The Sales Agreement contains customary representations and warranties and conditions to the placements of Shares pursuant thereto. The Sales Agreement may be terminated by the Company or Jefferies upon written notice to the other party in accordance with the terms of the Sales Agreement. The offering of Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement in accordance with its terms.

The issuance and sale, if any, of Shares under the Sales Agreement will be made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-291152), filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 29, 2025, including the prospectus, dated October 29, 2025, and the Company’s prospectus supplement, dated March 9, 2026. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Sales Agreement nor shall there be any offer, solicitation or sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Cooley LLP, counsel to the Company, has issued a legal opinion relating to the validity of the Shares. A copy of such legal opinion, including the consent included therein, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing description of the material terms of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 with respect to the termination of the Prior Sales Agreement is hereby incorporated by reference into this Item 1.02.

Item 2.02 Results of Operations and Financial Condition.

On March 9, 2026, the Company issued a press release announcing its financial results for the full year ended December 31, 2025 and providing corporate updates (the “Press Release”). The full text of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

All of the information furnished in this Item 2.02 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not be incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Corwin Dale Hooks as Chief Commercial Officer

On March 9, 2026, the Company announced the appointment of Corwin Dale Hooks as the Company’s Chief Commercial Officer, effective March 9, 2026.

Mr. Hooks, age 60, previously served as Chief Commercial Officer of Applied Therapeutics, Inc. from April 2024 until February 2026. Mr. Hooks has over 30 years of experience in the biopharma industry, leading numerous product launches and managing global brands. Mr. Hooks previously served as Vice President of Global Commercial Operations at Reata Pharmaceuticals, Inc. from February 2019 to November 2023. Prior to that, Mr. Hooks was the Chief Commercial Officer at Clovis Oncology, Inc. from January 2016 to October 2018, where he was responsible for building their global commercial organization. From 1992 to 2014, Mr. Hooks held positions of increasing responsibility at Genentech, Galderma, Novartis, and GSK. Mr. Hooks has a B.S. degree in Marketing and Finance from Stephen F. Austin University and an M.B.A. from the University of North Carolina at Chapel Hill.

In connection with Mr. Hooks’s appointment, the Company entered into an offer letter with Mr. Hooks dated February 18, 2026 (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Hooks will receive an annual base salary of $480,000 per year. He is eligible to receive an annual performance bonus of up to 40% of his base salary based on the attainment of corporate performance metrics and individual performance objectives, in each case established and evaluated by the board of directors of the Company (the “Board”) or the Compensation Committee of the Board (the “Compensation Committee”) in its sole good faith discretion. Pursuant to the Offer Letter, Mr. Hooks will be granted a restricted stock unit award for 11,000 shares of the Company’s common stock (the “RSU”). The RSU will vest in equal annual installments over a period of four years subject to Mr. Hooks’s continuous service through the applicable vesting dates. The RSU constitutes an inducement award in accordance with Nasdaq Listing Rule 5635(c)(4) and was granted outside the Company’s 2020 Equity Incentive Plan (the “Plan”) but pursuant to the terms of the Plan as if such awards were made under the Plan. In connection with such awards, the Board adopted a form of inducement RSU award grant notice and award agreement (the “Inducement RSU Grant Package”).

Mr. Hooks will be eligible to participate in the Company’s Severance and Change in Control Plan (the “Severance Plan,” a copy of which is incorporated by reference as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 22, 2021). Mr. Hooks entered into the Company’s standard form of Indemnity Agreement for directors and executive officers of the Company.

There is no arrangement or understanding between Mr. Hooks and any other person pursuant to which he was selected as an executive officer of the Company, and there are no family relationships between Mr. Hooks and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Hooks has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Offer Letter and the Inducement RSU Grant Package are not complete and are qualified in their entirety by reference to the text of the Offer Letter and the Inducement RSU Grant Package, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Open Market Sales AgreementSM, dated March 9, 2026, by and between Spruce Biosciences, Inc. and Jefferies LLC.
5.1	Legal Opinion of Cooley LLP.
10.1	Offer Letter, by and between Spruce Biosciences, Inc. and Corwin Dale Hooks, dated February 18, 2026.
10.2	Form of Restricted Stock Unit Grant Notice and Award Agreement for Inducement Grant Outside of the Spruce Biosciences, Inc. 2020 Equity Incentive Plan.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Press Release of Spruce Biosciences, Inc., dated March 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spruce Biosciences, Inc.

Date: March 9, 2026	By:	/s/ Samir Gharib
Samir Gharib
President and Chief Financial Officer